UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 8, 2008

COMPUTER TASK GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

1-9410	16-0912632
(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On February 12, 2008, the Company announced the appointment of William D. McGuire to its Board of Directors effective February 8, 2008. Mr. McGuire will serve on the following Committees of the Company’s Board of Directors: Audit, Compensation and Nominating and Corporate Governance. Mr. McGuire will stand for election as a Director at the Company’s Annual Shareholders Meeting to be held in May. The full text of the press release issued in connection with the announcement is set forth in Exhibit 99.1 which is attached to this Current Report and incorporated by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “CTG Appoints William D. McGuire to Board of Directors” issued by Computer Task Group, Incorporated on February 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2008	COMPUTER TASK GROUP, INCORPORATED

/s/ Peter P.Radetich
Peter P. Radetich
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “CTG Appoints William D. McGuire to Board of Directors” issued by Computer Task Group, Incorporated on February 12, 2008.